UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

TIERRA GRANDE RESOURCES INC.
(Name of Registrant As Specified In Charter)

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TIERRA GRANDE RESOURCES INC.
666 Stirling Hwy
Mosman Park, WA 6012
+61 8 9384 6835

June 26, 2013

Dear Stockholder:

We are furnishing the enclosed Information Statement to you in connection with the appointment of three (3) new directors to our Board of Directors.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

Our Board of Directors has reviewed and unanimously approved the director appointments by resolutions dated June 21, 2013. The holders of a majority of our issued and outstanding common stock also approved the appointments by written consent dated June 21, 2013. However, pursuant to applicable securities laws, these appointments will not be effected until at least 20 days after a Definitive Information Statement is filed with the Securities and Exchange Commission and sent to our stockholders.

By Order of the Board of Directors,

/s/ Simon Eley
Simon Eley
Chairman and Director

INFORMATION STATEMENT

Introduction

The holders of a majority of our issued and outstanding common stock and our directors have taken an action by written consent without a meeting, pursuant to Chapter 78 of the Nevada Revised Statutes, to approve the appointment of three (3) new directors to our Board of Directors. The appointment of the directors relates to a proposed change in our management and the direction of our operations.

This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provided to our stockholders pursuant to Rule 14c-2 under the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

We are a fully-reporting Exchange Act company incorporated in the State of Nevada. Our common stock is quoted on the OTC Bulletin Board under the trading symbol “TGRI”. Information about us can be found in our most recent Quarterly Report on Form 10-Q for the period ended February 28, 2013 and subsequently filed Current Reports on Form 8-K, and our Annual Report on Form 10-K for the fiscal year ended May 31, 2012, all filed with the United States Securities and Exchange Commission (the “SEC”). Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, as well as by other means from the offices of the SEC. See “Incorporation by Reference” below.

We will incur all costs associated with preparing, printing and mailing this Information Statement.

Item 1. Information Required by Items of Schedule 14A

Date, Time and Place Information

There will not be a meeting of our stockholders to approve the director appointments, and we are not required to hold a meeting under the Nevada Revised Statutes as such appointments have been approved by the written consent of holders of a majority of our common stock. This Information Statement is expected to be mailed on or about July 7, 2013 to the holders of our common stock as of June 25, 2013.

Dissenters’ Right of Appraisal

Under the Nevada Revised Statutes or pursuant to our Articles of Incorporation and Bylaws, our stockholders do not have dissenters' rights in connection with the director appointments.

Voting Securities and Principal Holders Thereof

The record date for the determination of stockholders entitled to consent to the director appointments was June 25, 2013 (the “Record Date”). As of that date, we had 78,769,712 outstanding shares of common stock, $0.0001 par value, and no outstanding shares of preferred stock, $0.0001 par value. Each share of our common stock entitles the holder thereof to one vote on each matter that may come before a meeting or vote of our stockholders.

The director appointments were approved by the holders of a majority of our common stock entitled to vote on June 21, 2013. We are not permitted to effect the director appointments until at least 20 days after we file with the SEC and distribute a Definitive Information Statement to our stockholders.

Security Ownership of Certain Beneficial Owners and Management:

The following table sets forth the ownership, as of the Record Date, of our common stock by each of our directors, director nominees and executive officers, by all of our executive officers, directors and director nominees as a group and by each person known to us to be the beneficial owner of more than 5% of any class of our securities. As of the Record Date, there were 78,769,712 shares of our common stock issued and outstanding. All persons named have sole voting and investment power with respect to the securities held by them, except as otherwise noted. The number of securities described below includes shares which the beneficial owner has the right to acquire within 60 days of the date of this Information Statement.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Simon Eley	1,850,000(1)	2.3%
Common Stock	Andrew Gasmier	1,000,000	1.3%
Common Stock	Brad Evans	150,000(2)	0.2%
Common Stock	Mark Kalajzich	0	0%
Common Stock	Miguel Cardozo	0	0%
Common Stock	Eduardo Ferrero	0	0%
All Officers, Directors and Director Nominees as a Group		2,150,000(1)(2)	2.7%
Common Stock	Christopher Robin Relph	6,805,208(3)	8.4%
Common Stock	Aviador Corporation Pty. Ltd.	22,500,000(4)	26.1%
Common Stock	BC & N Pollard ATF Geovet Family Trust	5,400,000(5)	6.7%
Common Stock	Six Fingers Pty Ltd.	8,160,000(6)	10.1%
Common Stock	Smart Train Australian Pty Ltd.	5,400,000(7)	6.7%
Common Stock	Resmin Pty Ltd.	4,500,000(8)	5.6%

(1)

In addition, Aviador Corporation Pty. Ltd. (“Aviador”) owns 15,000,000 shares of common stock and warrants to acquire 7,500,000 shares of common stock of the Company and Resmin Pty Ltd. (“Resmin”) owns 3,000,000 shares of common stock and warrants to acquire 1,500,000 shares of common stock of the Company. Mr. Eley is a director of both Aviador and Resmin and disclaims beneficial ownership of these securities as investment and voting control over these securities rests with the board of directors of Aviador and Resmin, respectively.

(2)

These shares are held by CLM Resources Pty. Ltd. Mr. Evans is a director and officer of CLM Resources and disclaims beneficial ownership of these securities as investment and voting control over these securities rests with the board of directors of CLM Resources.

(3)	Mr. Relph resigned as a director and officer in September 2012. Represents 4,805,208 shares of common stock and warrants to acquire 2,000,000 shares of common stock of the Company held by Mr. Relph.

(4)	Represents 15,000,000 shares of common stock and warrants to acquire 7,500,000 shares of common stock of the Company.

(5)	Represents 3,600,000 shares of common stock and warrants to acquire 1,800,000 shares of common stock of the Company.

(6)	Represents 6,360,000 shares of common stock and warrants to acquire 1,800,000 shares of common stock of the Company.

(7)	Represents 3,600,000 shares of common stock and warrants to acquire 1,800,000 shares of common stock of the Company.

(8)	Represents 3,000,000 shares of common stock and warrants to acquire 1,500,000 shares of common stock of the Company.

Corporate Actions

Appointment of Directors

Our bylaws allow the number of directors to be fixed by the Board of Directors. Our Board of Directors has fixed the number of directors at ten. We currently have three directors. On June 21, 2013, our Board of Directors and our stockholders owning a majority of our voting securities approved the appointments of Mark Kalajzich, Miguel Cardozo and Eduardo Ferrero as directors of our company.

Our current directors, proposed directors and executive officers are as follows:

Name	Age	Position

Simon Eley	40	Director and Chairman

Allister Blyth	31	Chief Financial Officer

Andrew Gasmier	40	Director

Brad Evans	37	Director

Mark Kalajzich	32	Proposed Director (1), President and Chief Executive Officer

Miguel Cardozo	63	Proposed Director (1)

Eduardo Ferrero	39	Proposed Director (1)

1.	Directorship to be effective 20 days from the filing and mailing of this document to stockholders.

Our directors serve as directors until our next annual shareholders’ meeting or until a successor is elected and qualified. Officers hold their positions at the discretion of the Board of Directors. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

Simon Eley, Chairman and Director

Mr. Eley has been a director since December 20, 2010, Chief Executive Officer since September 22, 2011 and Chief Financial Officer since September 12, 2012. He is an Australian solicitor with wide experience in the resources sector. Mr. Eley is currently a director of Auricup Resources Ltd and was a director of Aragon Resources Ltd. He led the team that secured the Central Murchison Gold Project which became Aragon's core asset with approximately 2 million ounces in JORC compliant resources. Aragon was taken over by Westgold Resources Ltd in 2011 valuing Aragon at $76 million. He worked for Woodside in Mauritania, West Africa in an advisory and commercial role dealing with government, joint venture partners and local and international contractors. He has also worked for Aquila Resources, Manhattan Corporation, Clough and Clayton Utz. Mr. Eley’s experience includes capital raisings, corporate matters, various commercial arrangements (including joint venture and farm-in agreements), and matters relating to mining law, toll treatment arrangements, litigation and alternative dispute resolution. At Aquila and Manhattan he was engaged in corporate management and strategy. He also has hands on experience in operating base metal and gold mines in Western Australia and the Northern Territory.

Allister Blyth, Chief Financial Officer

Mr. Blyth has been Chief Financial Officer since December 3, 2012. Mr. Blyth is a Certified Practicing Accountant in Australia with over 10 years of experience with both the public and private companies and specializes in financial management, reporting and strategic corporate planning. He has held financial controller and senior management positions with companies across various industries including mining exploration and development, and has been responsible for reporting compliance for various companies. Mr. Blyth has also actively participated in establishing a start-up exploration company in Australia. Mr. Blyth is a partner at Blyth Partners, a distinguished public accounting and business advisory firm based in Subiaco, Western Australia.

Andrew Gasmier, Director

Mr. Gasmier is a West Australian School of Mines educated Mining Engineer with over 16 years’ experience in both underground and open pit operations. He has extensive experience in the assessment, evaluation and feasibility of mineral projects in Africa, Australia, Laos and Russia. Mr. Gasmier has held General Management roles in operations in Queensland and Western Australia, and in the past five years Mr. Gasmier has held senior positions for Metals X, Monarch Gold, AngloGold Ashanti and Mining Plus. Mr. Gasmier is a current member of AusIMM, holds First Class Mine Managers Certificate of Competency and holds a West Australian Underground Supervisor’s Certificate of Competency.

Brad Evans, Director

Mr. Evans has been the General Manager of Mining Plus Pty. Ltd. for the past five years and has more than 15 years of experience in the mining industry in a diverse range of roles, from production, planning and management of mine sites, to organizational leadership. He has led the growth in Mining Plus from 10 to 70 employees with five offices around the world. Mr. Evans has a Bachelor of Engineering (Mining) degree from the University of Ballarat in Australia and holds a Mine Managers Certificates of Competency in Western Australia and New South Wales.

Mark Kalajzich, President and Chief Executive Officer, Proposed Director

Mark Kalajzich has held senior executive roles in the Telecommunications, Workforce Management and Retail sectors in Australia and Asia. Mark also has significant experience in Equity Capital Markets and Stock Broking with a fundamental focus of Global Resources and Commodities. He has been heavily involved in the operation and listing of resource companies and for the past 2 years, Mark has successfully foundered and held Executive Director roles in a number of successful start-up entities. Mark continues to hold a Directors role in the Private Venture Capital and Greenfields Investment Company, Chapman Valley Capital. Throughout these positions, Mark has traditionally focused on the creation of corporate structures, the execution of capital management strategies and driven change through management outcomes.

Miguel Cardozo, Proposed Director

Dr. Cardozo has over 39 years of gold and base metals experience throughout the Americas, holding senior management roles with companies such as Newmont, North Ltd. and Teck Cominco, as well as in consulting roles to Placer Dome and AurionGold, and he is a Director of Rio Cristal Resources and Minandex, junior exploration companies. As Senior Geologist with Newmont between 1985 and 1995, Dr. Cardozo was responsible for the exploration program that led to the discovery of the Yanacocha gold district, and the Galeno copper-gold porphyry in Peru. He is a member of the Society of Economic Geologists (currently holding the position of Council for the period 2010-2012), the Colegio de Ingenieros del Perú, the Instituto de Ingenieros de Minas del Perú, the Sociedad Geológica del Perú and the Society for Geology Applied to Mineral Deposits. Dr. Cardozo is the current Vice President of the Canada Peru Chamber of Commerce and a former President of its Mining and Exploration Committee. Since 2009, he is the President of the Organizing Committee of the Peruvian Delegation to the yearly PDAC Convention in Toronto. He is also a former President of the Explorers Association of Peru and of the Mining Committee of the Canada Peru Chamber of Commerce

Eduardo Ferrero, Proposed Director

Mr Ferrero is an Australian-Peruvian Executive with more than 16 years professional experience in the fields of Engineering, Banking & Finance, Management Consulting and Business Start-Ups. Mr Ferrero has extensive business networks across Corporates, Banks and Government in Australia and Peru. He is a Director of LaEncontre.com, Social Coil, Re/max-Pro and Delante Consultores, and currently lives in Lima with his family.

See “Incorporation by Reference” below for further information.

Item 2. Statement that Proxies are not Solicited

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

Item 3. Interest of Certain Persons in or in Opposition to Matters to be Acted Upon

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon:

1.	any director or officer of our company since May 31, 2012, being the commencement of our last completed financial year;

2.	any proposed nominee for election as a director of our Company; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth above in the section entitled "Security Ownership of Certain Beneficial Owners and Management." To our knowledge, no director has advised that he intends to oppose the director appointments as more particularly described herein.

Item 4. Proposals by Security Holders

None.

Item 5. Delivery of Documents to Security Holders Sharing an Address

We will deliver only one copy of this Information Statement and any information or document incorporated by reference herein to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders.

We undertake to deliver promptly upon written or oral request a separate copy of this Information Statement and any information or document incorporated by reference herein to any stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that he or she wishes to receive a separate copy of this Information Statement and any information or document incorporated by reference herein or any future Information Statement and and any information or document incorporated by reference therein by writing to us at PO Box 116, West Perth, Western Australia 6012, Australia or by telephoning us at +61 8 9384 6835.

Stockholders sharing the same address can also request delivery of a single copy of annual reports to security holders, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

Incorporation by Reference

We are “incorporating by reference” certain information we file with the SEC into this Information Statement, which means that we are disclosing important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Information Statement. We incorporate by reference into this Information Statement the documents listed below, which were filed with the SEC, and such documents form an integral part of this Information Statement:

  Annual Report on Form 10-K for the fiscal year ended May 31, 2012;
  Quarterly Reports on Form 10-Q for the quarters ended August 31, 2012, November 30, 2012 and February 28, 2013; and
  Current Reports on Form 8-K filed on May 7, 2013 and June 24, 2013.
By Order of the Board of Directors:

Dated: June 26, 2013	By:	/s/ Simon Eley
Simon Eley
Chairman and Director